Exhibit 1

                       AMENDMENT TO DISTRIBUTION AGREEMENT

                                November 13, 2006

Central Hudson Gas & Electric Corporation
284 South Avenue
Poughkeepsie, New York 12601-4879

Ladies and Gentlemen:

      Reference is made to the Distribution Agreement (the "Distribution Agreement") dated October 28, 2004 between Central Hudson Gas & Electric Corporation (the "Company") and Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and McDonald Investments Inc. (collectively, the "Agents"). Capitalized terms used in this Amendment shall have the meanings set forth in the Distribution Agreement as amended by this Amendment. The Distribution Agreement as amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

      The Company proposes to issue and sell $27,000,000 aggregate principal amount of the Company's Medium-Term Notes, Series E (the "Specified Notes"), in connection with which the Agents will be acting as agents of the Company pursuant to Section 2(a) of the Distribution Agreement, subject in all respect to the terms and conditions of the Distribution Agreement as amended by this Amendment.

      In connection with the Company's issuance and sale of the Specified Notes, the Company and the Agents have agreed to amend the Distribution Agreement as follows:

(1)  The  Distribution   Agreement  shall  be  amended  so  that  the  following
capitalized terms used therein shall have the meanings as follows:

            (a) "Effective Date" shall have the meaning set forth in the Distribution Agreement and, in the case of the issuance and sale of the Specified Notes, shall also include the date as of which any part of the Registration Statement is deemed to have become effective under the Act in accordance with Rule 430B under the Act.

            (b) "Pricing Supplement" shall have the meaning set forth in the Distribution Agreement and, in the case of the issuance and sale of the Specified Notes, shall also include the Pricing Supplement relating to the Specified Notes, which shall be substantially in the form of Schedule 2 hereto.

            (c) "Prospectus Supplement" shall have the meaning set forth in the Distribution Agreement and, in the case of the issuance and sale of the Specified Notes, shall also include the Prospectus dated October 22, 2004, as supplemented by the Prospectus Supplement dated October 28, 2004, as filed with the Commission pursuant to Rule 424(b) under the Act.

            (d) "Registration Statement" shall have the meaning set forth in the Distribution Agreement and, in the case of the issuance and sale of the Specified Notes, shall also include the Pricing Supplement and the Prospectus Supplement, which are deemed pursuant to Rule 430B under the Act to be part of the Registration Statement.

(2) The Distribution Agreement shall be amended to add the following capitalized terms:

            (a) "Issuer Free Writing Prospectus" shall have the meaning set forth in Section 1(k) hereof.

            (b) "Specified Notes" shall mean the Notes contemplated by the Amendment to this Agreement dated as of November 13, 2006 between the Company and the Agents.

            (c) "Time of Sale" shall mean the time when sales of the Specified Notes were first made.

            (d) "Time of Sale Information" shall mean the Prospectus Supplement, including the documents deemed to be incorporated by reference therein as of the Time of Sale, together with any Free Writing Prospectus listed on
      Schedule 1 hereto.

(3) The Distribution Agreement shall be amended so that, in the case of the issuance and sale of the Specified Notes, references to the "Prospectus" in Sections 1(b), (c), (d), (e), (f), (g), (h) and (i) thereof shall be deemed to include the Time of Sale Information.

(4) The Distribution Agreement shall be amended by inserting the following at the end of Section 1 thereof:

            (j) The Time of Sale Information, at the Time of Sale and at the Closing Date for the Specified Notes did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

            (k) The Company (including its agents and representatives, other than the Agents in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Specified Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an "Issuer Free Writing Prospectus") other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Prospectus Supplement, (iii) the documents listed on Schedule 1 hereto as included in the Time of Sale Information and (iv) any electronic road show or other written communications, in each case approved in writing in advance by the Agents. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433 under the Act) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use in any Issuer Free Writing Prospectus.

            (l) The Company is not an ineligible issuer as defined under the Act at the times specified in the Act in connection with the offering of the Specified Notes.

            (m) Each Issuer Free Writing Prospectus, including the term sheet substantially in the form attached as Schedule 2 hereto, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Agent specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Agent consists of the information described as such in Section 8 hereof.

(5) The Distribution Agreement shall be amended by inserting the following at the end of Section 2 thereof:

            Each of the Agents represent that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any "free writing prospectus", as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Agent, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 under the Act, (ii) any Issuer Free Writing Prospectus listed on Schedule 1 hereto or prepared pursuant to
      Section 1(j) or 4(o) hereof (including any electronic road show) or (iii) any free writing prospectus prepared by such Agent and approved by the Company in advance in writing.

            The Company acknowledges and agrees that (i) the offer and sale of any Notes contemplated hereby, including the determination of the public offering price thereof, are arm's-length commercial transactions between the Company, on the one hand, and the Agents, on the other hand, (ii) in connection with the offer and sale of any Notes contemplated hereby and the process leading to such transaction each Agent is not the fiduciary of the Company or its stockholders, creditors, employees or any other party,
      (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offer or sale of any Notes contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect thereto, except the obligations expressly set forth in the Distribution Agreement, (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions not in violation of law that involve interests that differ from those of the Company and (v) no Agent has provided any legal, accounting, regulatory or tax advice with respect to the offer and sale of any Notes contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(6) The Distribution Agreement shall be amended by inserting the following at the end of Section 4 thereof:

            (o)  Before  making,  preparing,   using,  authorizing,   approving,
      referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to each of the Agents and their counsel a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Agents reasonably object.

            (p) If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Agents thereof and forthwith prepare and, subject to Section 4(o) hereof, file with the Commission (to the extent required) and furnish to the Agents and to such dealers as the Agents may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

            (q) The Company will prepare a final term sheet, containing solely a description of final terms of the specified Notes and the offering thereof, substantially in the form attached as Schedule 2 hereto, and to file such term sheet pursuant to Rule 433 under the Act within the time required by such Rule.

(7) The Distribution Agreement shall be amended by deleting Section 5(b)(ix) thereof in its entirety and replacing it with the following: "The Company's gas distribution activities are exempt from the Natural Gas Act."

(8) The Distribution Agreement shall be amended so that references in Sections 8(a) and 8(b) thereof to "any other prospectus relating to the Notes" shall be deemed to include the Time of Sale Information, any Issuer Free Writing Prospectus relating to the Specified Notes and any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act.

(9) The Distribution Agreement shall be amended by adding thereto Schedule 1 and
Schedule 2 hereto.

      This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment may be executed in counterparts, which together shall constitute one and the same instrument. If signed in counterparts, this Amendment shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

      If the foregoing is in accordance with your understanding, please sign and return a counterpart hereof, whereupon this Amendment shall constitute a binding agreement between the Company and the Agents in accordance with its terms as of the date first above written.

                                             CITIGROUP GLOBAL MARKETS INC.

                                             By: /s/  Brian Bednarski
                                                --------------------------------
                                             Title: Director


                                             J.P. MORGAN SECURITIES INC.

                                             By: /s/ Robert Bottamedi
                                                --------------------------------
                                             Title: Vice - President


                                             McDONALD INVESTMENTS INC.

                                             By: /s/ Nida Raza
                                                --------------------------------
                                             Title: Director

Accepted: November 13, 2006

CENTRAL HUDSON GAS & ELECTRIC
     CORPORATION


By /s/ Christopher M. Capone
   -----------------------------------
Title: CFO and Treasurer